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                                                                  EXHIBIT 10.1

                    VENATOR GROUP DIRECTORS STOCK OPTION PLAN

1.       PURPOSE

         The purpose of the Venator Group Directors Stock Option Plan (the "Plan") is to promote the interests of Venator Group, Inc. (the "Company") and its shareholders by increasing the proprietary interest of non-employee directors in the growth and performance of the Company by granting such directors options to purchase shares of common stock.

2.       ADMINISTRATION

         The Plan shall be administered by the Company's Board of Directors (the "Board"). Subject to the provisions of the Plan, the Board shall be authorized to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan and to make all other determinations necessary or advisable for the administration of the Plan; provided, however, that the Board shall have no discretion with respect to the selection of directors to receive options, the number of shares subject to any such options, the purchase price thereunder or the timing of grants of options under the Plan. The determinations of the Board in the administration of the Plan, as described herein, shall be final and conclusive. The Secretary of the Company shall be authorized to implement the Plan in accordance with its terms and to take such actions of a ministerial nature as shall be necessary to effectuate the intent and purpose thereof. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of New York.

3.       ELIGIBILITY

         The class of individuals eligible to receive grants of options shall be directors of the Company who are not employees of the Company or its affiliates ("Eligible Directors"). Any holder of an option hereunder shall hereinafter be referred to as a "Participant."

4.       SHARES SUBJECT TO THE PLAN

         Subject to adjustment as provided in Section 6, an aggregate of 100,000 shares of the Company's Common Stock, $.01 per share ("Shares"), shall be available for issuance under the Plan. The Shares deliverable upon the exercise of options may be made available from authorized but unissued Shares or treasury Shares. If any option granted under the Plan shall be terminated for any reason without having been exercised, the Shares subject to, but not delivered under, such option shall be available for issuance under the Plan.

5.       GRANT, TERMS AND CONDITIONS OF OPTIONS

         (a) Subject to shareholder approval of the Plan, each Eligible Director on the date of such approval will be granted on such date an option to purchase that number of shares having a market value of $50,000 on the date of grant. Such market value shall be determined by dividing 50,000 by the Fair Market Value of a Share on the date of grant. "Fair Market Value" shall mean the average of the high and low prices of a Share as reported for such date on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if the Shares were not traded on the New





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York Stock Exchange on such date, the "Fair Market Value" of a Share as of such date shall be the average of the high and low prices of a Share as reported on said Composite Tape on the next preceding date on which such trades were reported on said Composite Tape.

         (b) Each Eligible Director on the first business day of a fiscal year of the Company beginning thereafter, will be granted on such a day an option to purchase that number of shares having a market value of $50,000 on the date of grant. Such market value shall be determined by dividing 50,000 by the Fair Market Value on the date of grant.

         (c) The options granted will be nonstatutory stock options not intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and shall have the following terms and conditions:

                (i) Price. The purchase price per Share deliverable upon the exercise of each option shall be 100 percent of the Fair Market Value per Share on the date the option is granted.

                (ii) Payment. Options may be exercised only upon the cash payment of the purchase price thereof in full.

                (iii) Exercisability and Term of Options. Options shall become exercisable in three equal annual installments commencing on the first anniversary of the date of grant, provided the holder of such Option is an Eligible Director on such anniversary, and shall be exercisable until the earlier of ten years from the date of grant or the expiration of the one-year period from the date upon which the Participant ceases to be a Director, provided that in no event shall the options be exercisable beyond the period provided for in paragraph (iv) below.

                (iv) Termination of Service as Eligible Director. Upon termination of a Participant's service as a director of the Company for any reason, all outstanding options held by such Eligible Director, to the extent then exercisable, shall be exercisable in whole or in part for a period of one year from the date upon which the Participant ceases to be a Director, provided that in no event shall the options be exercisable beyond the period provided for in paragraph (iii) above.

                (v) Nontransferability of Options. No option may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or the laws of descent and distribution, and during the lifetime of the Participant to whom an option is granted, it may be exercised only by the Participant or by the Participant's guardian or legal representative.

                (vi) Option Agreement. Each option granted hereunder shall be evidenced by an agreement with the Company which shall contain the terms and provisions set forth herein and shall otherwise be consistent with the provisions of the Plan.

6.       ADJUSTMENT OF AND CHANGES IN SHARES

         In the event of a stock split, stock dividend, extraordinary cash dividend, subdivision or combination of the Shares or other change in corporate structure affecting the Shares, the number of Shares authorized by the Plan shall be increased or decreased proportionately, as the



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case may be, and the number of Shares subject to any outstanding option shall be increased or decreased proportionately, as the case may be, with appropriate corresponding adjustment in the purchase price per Share thereunder.

7.       NO RIGHTS OF SHAREHOLDERS

Neither a Participant nor a Participant's legal representative shall be, or have any of the rights and privileges of, a shareholder of the Company in respect of any Shares that may be purchased under any option, in whole or in part, unless and until certificates for such Shares shall have been issued.

8.       PLAN AMENDMENTS

         The Plan may be amended by the Board as it shall deem advisable or to conform to any change in any law or regulation applicable thereto; provided, that the Board may not, without the authorization and approval of shareholders of the Company:

                - increase the number of Shares which may be purchased pursuant to options hereunder, either individually or in the aggregate, except as permitted by Section 6,

                - change the requirement of Section 5(b) that option grants be priced at Fair Market Value, except as permitted by
                      Section 6,

                - modify in any respect the class of individuals who constitute Eligible Directors or

                - materially increase the benefits accruing the Participants hereunder.

9.       LISTING AND REGISTRATION

Each Share shall be subject to the requirement that if at any time the Board shall determine, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Shares, no such Shares may be disposed of unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Board.

10.      EFFECTIVE DATE AND DURATION OF PLAN

         The Plan shall become effective on the date the Company's shareholders approve the Plan. The Plan shall terminate on the day following the 2010 annual shareholders meeting unless the Plan is extended or terminated at an earlier date or is terminated by exhaustion of the Shares available for issuance hereunder.




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